EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-120854) of WellPoint, Inc. of our report dated June 21, 2004 relating to the financial statements of the WellPoint 401(k) Retirement Savings Plan for the year ended December 31, 2003, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 28, 2005

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